SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Provident Bancorp, Inc. (the “Company”) will make a presentation at its 2023 Annual Meeting of Shareholders to be held on May 18, 2023 at 3:30 p.m., local time, at Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952. The presentation provides an overview of the Company’s business and strategic focus and the Company’s financial performance. A copy of the presentation will be available on the Company’s investor website, bankprov.com/investor, beginning at 3:00 p.m. on May 18, 2023. The presentation is not deemed “filed” with the Securities and Exchange Commission for any purpose.

Item 9.01 Financial Statements and Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: May 17, 2023	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
Co-President and Co-Chief Executive Officer

DATE: May 17, 2023	By:	/s/ Carol L. Houle
Carol L. Houle
Co-President and Co-Chief Executive Officer, and Chief Financial Officer